Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-182482 of our report dated March 18, 2013, relating to the consolidated financial statements of Tile Shop Holdings, Inc. and Subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 27, 2013